UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3245 Richmond Terrace
Staten Island, New York		10303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 3, 2006, K-Sea Operating Partnership L.P. (“K-Sea OLP”), a wholly owned subsidiary of K Sea Transportation Partners L.P. (the “Partnership”), entered into a Master Loan and Security Agreement (the “Master Loan Agreement”) with Key Equipment Finance Inc. (“Key Equipment”), as Lender, and the Partnership, K-Sea Transportation Inc. and Sea Coast Transportation LLC, as Guarantors.  Under the terms of the Master Loan Agreement, K-Sea OLP borrowed $80 million from Key Equipment for which it pledged six tugboats and six tank barges as collateral (collectively, the “Vessels”).

Borrowings under the Master Loan Agreement are represented by six notes (collectively, the “Notes”) which may be assigned to other lending institutions or to affiliates of Key Equipment. The Notes bear interest at a rate equal to the London Interbank Offered Rate (LIBOR) on one-month Eurodollar deposits plus 1.40% and are repayable in monthly installments over 84 months beginning on June 1, 2006 and ending at  maturity on May 1, 2013. The Notes include certain prepayment premiums.  Also on April 3, 2006, K-Sea OLP entered into an agreement with KeyBank to swap the one-month, LIBOR based, variable interest payments to be due on the $80 million of Notes for a fixed payment at a rate of 5.2275%.  This swap will result in a fixed interest rate on the Notes of 6.6275% for their seven-year term.

K-Sea OLP used the borrowings under the Master Loan Agreement to repay indebtedness under its Amended Credit Agreement (as defined below).

The Master Loan Agreement contains customary representations and warranties for transactions of this type.  The Master Loan Agreement also contains various covenants relating to, among other things, the following:

•                                          prohibitions on disposing of the Vessels and entering into certain leases;

•                                          the payment of taxes;

•                                          maintenance of insurance;

•                                          the perfection of security interests in the Vessels;

•                                          the discharge of certain liens; and

•                                          the provision of financial statements and compliance with certain covenants in K-Sea OLP’s Amended Credit Agreement (as defined below).

The Master Loan Agreement contains events of default relating to, among other things, the following:

•                                          failure to pay monthly installments on the Notes;

•                                          failure to maintain insurance;

•                                          breaches of certain covenants after 30 days notice and a failure to cure;

•                                          dissolution, termination of existence, merger or a change of control;

•                                          bankruptcy and insolvency events;

•                                          failure to satisfy certain judgments within a specified time period;

•                                          failure of the lenders to have a valid, first priority, perfected lien on the Vessels; and

•                                          defaults under certain other debt instruments.

In addition to the acceleration of K-Sea OLP’s obligations under the Master Loan Agreement upon the occurrence and during the continuance of an event of default, K-Sea OLP may also be required to repay certain borrowings in the event of an event of loss related to one or more of the Vessels.

Also on April 3, 2006, in connection with the issuance of the Notes, K-Sea OLP entered into Amendment No. 3 (“Amendment No. 3”) to its Loan and Security Agreement dated March 24, 2005 (as amended, the “Amended Credit Agreement”) among K-Sea OLP, as Borrower, the Lenders party thereto, LaSalle Bank, National Association, as Syndication Agent, and KeyBank National Association, as Administrative Agent and Collateral Trustee for the Lenders.

Amendment No. 3 provides for a reduction in the total commitments under the Amended Credit Agreement to $75 million from $155 million and the related release of certain vessels as collateral.  Amendment No. 3 also reduces the required fixed charge coverage ratio to 1.85  to 1.00 and the required ratio of total funded debt to total capitalization to 0.65 to 1.00.

Interest on borrowings under the Amended Credit Agreement are determined quarterly based upon (1) the ratio of Total Funded Debt (as defined in the agreement) to EBITDA (as defined in the agreement) and (2) whether the loan is based on the London interbank offered rate (a LIBOR-based loan) or on a rate per annum equal to the greater of (a) the bank’s prime rate, or (b) 0.50% in excess of the federal funds effective rate (a base rate loan).  The following table summarizes the rates of interest and commitment fees under the Amended Credit Agreement after giving effect to Amendment No. 3:

Period		Applicable Margin
When the Total Funded Debt to EBITDA Ratio is greater than or equal to	And less than	Base Rate Margin	LIBOR Margin	Commitment Fee Margin
3.50:1.00		0.250%	1.825%	0.300%
3.00:1.00	3.50:1.00	0.000%	1.575%	0.200%
2.50:1.00	3.00:1.00	0.000%	1.325%	0.200%
2.00:1.00	2.50:1.00	0.000%	1.075%	0.150%
	2.00:1.00	0.000%	0.825%	0.150%

Interest on a base rate loan is payable monthly over the term of the Amended Credit Agreement. Interest on a LIBOR-based loan is due at the earlier of the last day of each LIBOR interest period or every three months. Outstanding principal amounts are due upon termination.

The Amended Credit Agreement contains a $20 million sublimit for letters of credit and provides that K-Sea OLP may request an increase in the total availability under the Amended Credit Agreement by up to $25 million, up to a maximum of $100 million, so long as no default or event of default has occurred and is continuing.

Obligations under the Amended Credit Agreement continue to be secured by a first priority security interest, subject to permitted liens, on certain of K-Sea OLP’s vessels, which collectively have an orderly liquidation value equal to at least 1.25 times the amount of the obligations (including letters of credit) outstanding under the Amended Credit Agreement.

As of April 5, 2006, K-Sea OLP had $52.6 million of borrowings outstanding under the Amended Credit Agreement.  The Amended Credit Agreement matures on October 18, 2010.

KeyBank National Association and its affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial or commercial services for the Partnership and its subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

The Master Loan Agreement (including the form of Note) and Amendment No. 3 are filed as exhibits to this report and are incorporated by reference herein.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Master Loan Agreement and Amendment No. 3.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

The following exhibits are filed herewith:

10.1         Master Loan and Security Agreement dated as of April 3, 2006 by and among K-Sea Operating Partnership L.P., as Borrower, Key Equipment Finance Inc., as Lender, and K-Sea Transportation Partners L.P., K-Sea Transportation Inc. and Sea Coast Transportation LLC, as Guarantors.

10.2         Amendment No. 3 to the Loan and Security Agreement dated April 3, 2006 by and among K-Sea OLP, as Borrower, the Lenders party thereto, LaSalle Bank, National Association, as Syndication Agent, and KeyBank National Association, as Administrative Agent and Collateral Trustee for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P., its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: April 7, 2006		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer